UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2021
Richmond Mutual Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38956	36-4926041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 North 9th Street, Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 962-2581
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RMBI	The NASDAQ Stock Market LLC
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Items to be Included in this Report
ITEM 5.07.    Submission of Matters to a Vote of Security Holders.
Richmond Mutual Bancorporation, Inc. (the “Company”) held its annual meeting of shareholders on May 19, 2021. Holders of record of the Registrant’s common stock at the close of business on March 26, 2021, were entitled to vote on two proposals at the annual meeting. The final voting results of each proposal are set forth below.
Proposal 1 - Election of Directors
The Company’s shareholders approved the election of Jeffrey A. Jackson and M. Lynn Wetzel as directors of the Company each for a three-year term to expire in the year 2024.

	For	Withheld	Broker Non-Vote
Jeffrey A. Jackson	7,196,474	861,307	2,158,375
M. Lynn Wetzel	6,571,119	1,486,662	2,158,375
Proposal 2 - Ratification of Independent Registered Public Accounting Firm
The Company’s shareholders approved the ratification of the appointment of BKD LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Number of Votes
For	9,971,693
Against	133,564
Abstain	110,899

ITEM 8.01.    Other Events
On May 19, 2021, the Company issued the press releases attached hereto as Exhibits 99.1 and 99.2, each of which is incorporated herein by reference, announcing (i) the declaration of a cash dividend on the Company’s common stock of $0.07 per share, payable on June 17, 2021 to stockholders of record as of June 3, 2021 and (ii) the authorization of a third stock repurchase program for the repurchase of up to 1,263,841 shares, or approximately 10%, of the Company’s outstanding shares of common stock, which will commence upon completion of the Company’s existing stock repurchase program. As of the date hereof, the Company has repurchased 423,944 shares of the Company’s common stock under its existing stock repurchase program authorized by the Board on October 21, 2020, with the remaining 241,025 shares expected to be repurchased in the near future.

Under the third stock repurchase program, which will expire on May 19, 2022 unless completed sooner, the Company intends to repurchase shares through open market purchases, privately-negotiated transactions, or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The repurchase program does not obligate the Company to purchase any number of shares.

The Board also authorized management to enter into a trading plan with Keefe, Bruyette & Woods, Inc. in accordance with Rule 10b5-1 of the Exchange Act, to facilitate repurchases of its common stock pursuant to the above-mentioned stock repurchase program (the “Rule 10b5-1 plan”).

Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its common stock pursuant to any Rule 10b5-1 trading plans or otherwise and the payment of dividends. The Company cannot predict when or if it will repurchase any shares of common stock as such stock repurchase program will depend on a number of factors, including constraints specified in the Rule 10b5-1 plan, price, general business and market conditions, and alternative investment opportunities. In addition, there can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including, among others, changes in price and volume and the volatility of the Company’s common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the Nasdaq Stock Market; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results. For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2020 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.firstbankrichmond.com by clicking the “Investor Relations” tab contained in the “About Us” section of our website. The Company does not undertake to update any forward-looking statements or information, including those contained in this report.

ITEM 9.01.     Financial Statements and Other Exhibits

(d)	Exhibits

99.1	Press release dated May 19, 2021 announcing the declaration of a cash dividend.
99.2	Press release dated May 19, 2021 announcing a stock repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC.

Date: May 19, 2021	By:	/s/Donald A. Benziger
Donald A. Benziger
Executive Vice President and CFO